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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                  June 12, 2002


                            MICRO THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                      00-06253                 33-0569235
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


                 2 Goodyear, Irvine, CA                             92618
        (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (949) 837-3700

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Item 5. - Other Events

         On June 13, 2002, Micro Therapeutics, Inc. (the "Company") announced that on June 12, 2002, Boston Scientific Corporation completed the acquisition of Enteric Medical Technologies, Inc., a privately held company of which Micro Therapeutics owned an approximate twenty percent voting interest.

         Pursuant to the terms of the transaction, on June 13, 2002 the Company received over $7 million at closing, net of funds held in escrow to pay any potential indemnity claims. The acquisition agreement also calls for Boston Scientific to make two future payments, contingent upon Enteric Medical Technologies achieving certain milestones.

         The Company issued a press release on June 13, 2002, with respect to the foregoing. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7. -Exhibits

         (c)   Exhibits.

             Exhibit Number                           Description

                 99.1               Press Release dated June 13, 2002.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MICRO THERAPEUTICS, INC.



June 14, 2002                                /s/ Harold A. Hurwitz
                                             ---------------------------
                                             Harold A. Hurwitz
                                             Assistant Secretary and
                                             Chief Financial Officer

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                                  EXHIBIT INDEX

          Exhibit Number                            Description

               99.1              Press Release dated June 13, 2002.